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Reconciliations 13 (In thousands) Net Sales Intersegment Net Sales Net Sales from External Customers Net Sales Intersegment Net Sales Net Sales from External Customers Pipe $ 428,815 $ (13,277) $ 415,538 $ 441,142 $ (14,754) $ 426,388 Infiltrator Water Technologies 194,962 (16,609) 178,353 164,142 (16,840) 147,302 International International - Pipe 34,636 (1,163) 33,473 43,927 (3,853) 40,074 International - Allied Products & Other 15,097 (79) 15,018 17,679 (48) 17,631 Total International 49,733 (1,242) 48,491 61,606 (3,901) 57,705 Allied Products & Other 191,170 (3,672) 187,498 188,526 (4,585) 183,941 Intersegment Eliminations (34,800) 34,800 - (40,080) 40,080 - Total Consolidated $ 829,880 $ - $ 829,880 $ 815,336 $ - $ 815,336 Three Months Ended June 30, 2025 June 30, 2024

Reconciliations 14 Notes: a) Includes Loss on disposal of assets and costs from exit and disposal activities, which includes costs associated with plant closures as well as professional fees incurred in connection with supporting enterprise-wide restructuring and realignment initiatives. b) Includes derivative fair value adjustments, foreign currency transaction (gains) losses, legal settlements, and the proportionate share of interest, income taxes, depreciation and amortization related to the South American Joint Venture, which is accounted for under the equity method of accounting and executive retirement expense. (Amounts in thousands) 2025 2024 Segment adjusted gross profit Pipe $ 134,105 $ 139,967 Infiltrator 104,333 92,904 International 14,108 19,663 Allied Products & Other 113,816 109,443 Intersegment Eliminations (756) (970) Total Segment Adjusted Gross Profit 365,606 361,007 Depreciation and amortization 33,512 27,212 Stock-based compensation expense 1,656 1,341 Total Gross Profit $ 330,438 $ 332,454 (Amounts in thousands) 2025 2024 Net income $ 144,091 $ 162,322 Depreciation and amortization 50,228 41,098 Interest expense 23,029 22,824 Income tax expense 46,674 49,886 EBITDA 264,022 276,130 Restructuring and realignment expense (a) 9,993 292 Stock-based compensation expense 8,404 6,977 Transaction costs 807 10 Interest income (5,405) (6,565) Other adjustments (b) 346 (1,346) Adjusted EBITDA $ 278,167 $ 275,498 Three Months Ended June 30, Three Months Ended June 30,